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SCHEDULE 14A INFORMATION

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State Farm Associates’ Funds Trust

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(4) Date Filed: May 17, 2021

EMC ARTICLE	Publication Date: May 14

State Farm® Associates’ Funds Additional Information

What you should know

As previously communicated, pending shareholder approval, State Farm Associates’ Funds will be reorganized into similar funds offered by Advisers Investment Trust (AIT) and accounts will be serviced by Northern Trust.

While State Farm Investment Management Corp (SFIMC) has made the decision to cease certain aspects of its business, they will remain as the advisor to the new funds with Northern Trust serving as a sub-advisor. SFIMC believes investors will continue to receive high quality, consistent investment management services from a reputable and established financial services firm such as Northern Trust.

Proxy materials were mailed to current shareholders containing information for voting on the reorganization. Voting needs to be completed by the June 17 Shareholders meeting. Additional details about the reorganization have been added to the FAQs and the proxy materials can be viewed online.

Shareholders are encouraged to vote as soon as he or she receives and reviews the proxy materials so the shareholder can avoid receiving additional mailings and avoid receiving telephone calls regarding the upcoming shareholder meeting.

The transition of fund assets and accounts is expected to take place in late July, pending approval at the June 17 Shareholder meeting. The reorganization is not a taxable event to shareholders. However, State Farm Investment Management Corp. (SFIMC) expects there to be some turnover of fund assets once the reorganization occurs, resulting in capital gain distributions to shareholders of these funds. SFIMC is working closely with Northern Trust to moderate taxation and execute the transaction as smoothly as possible.

Questions? Please review the FAQs.

State Farm Associates’ Funds Frequently Asked Questions (FAQ)

Overview

Pending shareholder approval, State Farm® Associates’ Funds Trust will be reorganized into similar new funds offered by Advisers Investment Trust (AIT). If approved, the new funds will continue to be advised by State Farm Investment Management Corp. (SFIMC) with Northern Trust Investments, Inc. becoming the sub-adviser and providing the portfolio manager services. In addition, the new funds will have the same or substantially similar investment objectives, principal investment strategies, risks, and fees as the current funds. While this was filed as a tax-free reorganization with the IRS, there will be some portfolio changes made by the Northern Trust Investment teams resulting in capital gain distributions for tax year 2022 (for shareholders with assets in non-tax qualified accounts) as discussed in further detail below.

Following the reorganization planned for late July, eligible shareholders will still be able to invest in existing accounts and open new accounts with AIT that will be managed and serviced by Northern Trust with shareholder service capabilities provided via a Northern Trust Call Center and online through statefarm.com.

Please continue to visit this page often for further updates and additional information. In addition, Proxy Materials have been sent to shareholders that includes detailed information about the reorganization.

This document is available for current State Farm associates, therefore please direct those not currently employed by State Farm to the Proxy materials for further detail.

Table of Contents

Why – Why reorganization and Why Northern Trust Investments, Inc.	Page 2
Tax Impacts, Fees, and Expenses	Page 3
Proxy Voting – What to expect and how to vote	Page 5
Future Account Servicing – Interacting with Northern Trust Investments, Inc.	Page 6

FOR INTERNAL STATE FARM USE ONLY

Contains information that may not be disclosed outside State Farm without authorization

05/07/2021

State Farm Associates’ Funds Frequently Asked Questions (FAQ)

Why

Question	Answer
What do you mean by ‘reorganization’?

Technically speaking, the net assets of each State Farm Associates’ mutual fund will be transferred to a new mutual fund with the same or substantially similar investment objectives, principal investment strategies, risks, and fees as the current funds. If approved, the new funds will continue to be advised by State Farm Investment Management Corp. (SFIMC) with Northern Trust becoming the sub-adviser and providing the portfolio manager services. Northern Trust will also assume all other administrative services to the new funds.

The funds will continue to keep the same name that they have today.

•  State Farm Growth Fund

•  State Farm Balanced Fund

•  State Farm Interim Fund

•  State Farm Municipal Bond Fund

Why is the reorganization being proposed?

State Farm Investment Management Corp. (SFIMC) has made the determination to cease certain aspects of its business, which includes providing administrative, fund accounting and transfer agency services to registered investment companies. As a result of this business decision, SFIMC began a search for service providers and conducted extensive due diligence on external providers of investment management, administrative fund accounting, and transfer agency services. SFIMC recommended the reorganization to the State Farm Associates’ Funds Trust Board in March.

SFIMC will remain as the adviser to the new funds with Northern Trust serving as sub-adviser. SFIMC believes investors will continue to receive high quality, consistent investment management services from a reputable and established financial services firm such as Northern Trust.

FOR INTERNAL STATE FARM USE ONLY

Contains information that may not be disclosed outside State Farm without authorization

05/07/2021

State Farm Associates’ Funds Frequently Asked Questions (FAQ)

Why Northern Trust Investments Inc.?

State Farm has an ongoing and positive working relationship with Northern Trust, for managing certain State Farm general account investments. Northern Trust also served as a former sub-advisor to the former State Farm retail funds.

Northern Trust is a well-respected Chicago-based firm with over 100 years of experience in providing financial products and services, tailored to the needs of their high net worth and institutional clients. State Farm has been a client of Northern Trust for more than a decade.

State Farm believes that Northern Trust will serve State Farm Associates’ Funds Trust shareholders well given Northern Trust’s experience and given the manner in which the AIT Funds will operate, i.e. with similar fund objectives, strategies, and at a similar low cost.

Tax Impacts, Fees, and Expenses

Question	Answer
What are the tax implications of the reorganization?

SFIMC is working closely with Northern Trust to moderate taxation and impacts to shareholders.

The reorganization is not a taxable event to shareholders. However, SFIMC expects there to be some turnover of fund assets once the reorganization occurs, resulting in capital gain distributions to shareholders of these funds. See the proxy statement for additional details.

State Farm does not provide tax or legal advice and you may wish to seek the guidance of a competent tax advisor to understand how this may affect you individually.

Will I incur any fees or additional fund operating expenses as a result of the reorganization?	No. After any applicable expense waivers and reimbursements to an AIT fund from SFIMC, which apply through January 28, 2025, shareholders can expect to experience the same net total annual operating expenses as a percentage of

FOR INTERNAL STATE FARM USE ONLY

Contains information that may not be disclosed outside State Farm without authorization

05/07/2021

State Farm Associates’ Funds Frequently Asked Questions (FAQ)

Question	Answer

average daily net assets after the reorganization. In addition, there will continue to be no cost to purchase or redeem shares.

Investment advisory fees, as a percentage of net assets, will remain the same taking into consideration fee breakpoints applicable to each fund’s current asset size.

More details on these fees and expenses will be available in the “Comparison of Fee Tables” and “Comparison of Investment Advisers and Other Service Providers” tables within the proxy materials which were mailed to shareholders in May 2021.

Are my investment options changing?

Each of the State Farm Associates’ Funds is being reorganized into a new fund offered by Advisers Investment Trust (AIT) with the same or similar investment strategies. The Funds will retain their current names and will only be available to eligible State Farm employees, agents, and their immediate family members. Shareholders will still benefit from the low fees offered by the new funds as they do with the current funds.

You will continue to receive benefits such as purchasing shares of AIT at Net Asset Value without a sales charge and accessing your accounts through statefarm.com.

FOR INTERNAL STATE FARM USE ONLY

Contains information that may not be disclosed outside State Farm without authorization

05/07/2021

State Farm Associates’ Funds Frequently Asked Questions (FAQ)

Proxy Voting

Question	Answer
Why are you sending me proxy materials?	The proxy materials, shareholders received in May, provide important information to you regarding the proposed reorganization and to ask you, as a shareholder, to vote.
Do I need to take any action right now?

Watch your mail (proxy materials were mailed in early May) – shareholders of record as of March 12, 2021, will receive proxy materials containing additional details for voting on the reorganization.

We encourage each shareholder to vote as soon as he or she receives and reviews the proxy materials so the shareholder can avoid receiving additional mailings and avoid receiving telephone calls regarding the upcoming shareholder meeting.

If I don’t want my investments/accounts to move to AIT, what are my options?

You may sell your shares and close your account. Or, sell your shares, close your account, and move the monies received to another financial institution for investment.

For full details on the conversion, including investment objectives and strategies, account servicing and potential tax consequences see the Proxy Statement that was mailed to Shareholders.

Please consider tax consequences before you act. State Farm does not provide tax or legal advice.

NEW! What if not enough votes have been received to reach quorum or approve the reorganization?	Voting your shares early will help minimize additional solicitation expenses and prevent the need for additional contact to solicit your vote. The proxy solicitation firm Computershare, or other persons who are affiliated with the State Farm Associates’ Fund Trust, may contact you by mail or telephone.

FOR INTERNAL STATE FARM USE ONLY

Contains information that may not be disclosed outside State Farm without authorization

05/07/2021

State Farm Associates’ Funds Frequently Asked Questions (FAQ)

NEW! What happens if the Reorganization is not approved by Associates’ Funds shareholders?

If shareholders fail to approve the reorganization, the State Farm Associates’ Funds Trust Board will consider what other actions, if any, may be in the best interests of shareholders. Possible actions may include delaying the vote past June 17, seeking a merger with a different fund (including a fund that is not offered by the AIT Trust), the liquidation of a fund(s), or continuing current operations of the funds.

Each Reorganization is proposed to be conducted separately from the others. If shareholders of one fund approve its reorganization, but shareholders of another fund do not approve that fund’s reorganization, it is expected that the reorganization of the approved fund will take place as described in the proxy materials.

NEW! Who do I contact if I have questions?

If you have questions regarding the fund reorganization proposals and how to vote, contact our proxy solicitation firm, Computershare, at 866-434-7510.

If you have questions regarding your account servicing, contact State Farm at 800-447-0740.

Future Account Servicing

Question	Answer
Will State Farm (through SS&C, formerly DST) still service my accounts?	No. Existing shareholder fund accounts will convert to AIT fund accounts that will be serviced by Northern Trust as the transfer agent.
NEW! When will I receive more information about how my account will be serviced by Northern Trust?	Additional communications will be sent in June, ahead of the expected conversion in July.

FOR INTERNAL STATE FARM USE ONLY

Contains information that may not be disclosed outside State Farm without authorization

05/07/2021

State Farm Associates’ Funds Frequently Asked Questions (FAQ)

Additional information about the account conversion to Northern Trust will be added to this FAQ as we move through the reorganization process.

Securities issued by State Farm VP Management Corp. Securities are not FDIC insured, are not bank guaranteed and are subject to investment risk, including possible loss of principal. Neither State Farm nor its agents provide tax or legal advice. AP2021/03/0338

FOR INTERNAL STATE FARM USE ONLY

Contains information that may not be disclosed outside State Farm without authorization

05/07/2021